Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FOURTH QUARTER RESULTS

HOPKINSVILLE, Ky. (January 31, 2013) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank (the “Bank”), today reported results for the three and twelve month periods ended December 31, 2012. For the three month period ended December 31, 2012, the Company’s net income available to common shareholders was $648,000, or $0.09 per share, basic and diluted, compared to net income available to common shareholders of $2.1 million, or $0.28 per share basic and diluted, for the three month period ended December 31, 2011. For the twelve month period ended December 31, 2012, the Company’s net income available to common shareholders was $2.8 million, or $0.38 per share, basic and diluted, compared to a net income available to common shareholders of $1.9 million, or $0.25 per share basic and diluted, for the twelve month period ended December 31, 2011.

Commenting on the fourth quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company has repurchased 100% of our Preferred Stock from the United States Treasury. The $18.4 million repurchase of Preferred Stock required the accelerated accretion of our warrant discount and a final dividend payment totaling $200,000 in December of 2012. The Warrant allowed the Treasury to purchase 253,667 shares of HopFed Common Stock at an exercise price of $10.88 and was scheduled to expire on December 12, 2018. On January 16, 2013, the Company repurchased the Warrant issued to the Treasury for $256,257.”

Mr. Peck continued, “We have been successful in reducing our cost of time deposits during the fourth quarter of 2012. For the three month period ended December 31, 2012, the cost of retail time deposits was 1.74%, as compared to 1.92% for the three month period ended September 30, 2012. For the three month period ended December 31, 2012, the Company’s cost of deposits was 1.20%, compared to 1.36% for the three month period ended September 30, 2012, and 1.46% for the three month period ended December 31, 2011. As discussed below, the Company’s net interest margin improved substantially as compared to the three month period ended September 30, 2012.”

Mr. Peck concluded, “The Company experienced a $9.2 million reduction in classified loans during the quarter and $23.7 million in the last two quarters. The Company’s credit trends continue to improve and our non-performing asset ratio continues to decline. Reducing the level of adversely classified assets remains a priority for the Company.”

Financial Highlights

•

The Company and Bank’s capital ratios remain strong after the repurchase of all Preferred Stock. At December 31, 2012, the Company’s tangible book value was $13.88 per share and our tangible common equity ratio is 10.83%. The Bank’s Tier 1 Leverage and Total Risk Based Capital Ratios at December 31, 2012, are 10.62% and 19.07%, respectively. The Company’s Tier 1 Leverage and Total Risk Based Capital Ratios are 10.85% and 19.42%, respectively.

•

At December 31, 2012, the Bank’s and Company’s net classified loans to risk based capital ratios were 60.74% and 59.36%, respectively. At September 30, 2012, these ratios were 68.76% for the Bank and 60.42% for the Company. At June 30, 2012, these ratios were 86.50% for the Bank and 76.1% for the Company. These ratios are improved despite the $18.4 million repurchase of Preferred Stock.

•

At December 31, 2012, the Company’s allowance for loan loss totaled $10.6 million, or 1.99% of total loans and 138.99% of non-accrual loans. In the twelve month period ended December 31, 2012, the Company’s net charge offs totaled $2.9 million, or an annualized rate of 0.52% of average loans.

•

For the three month period ended December 31, 2012, the Company’s net interest margin was 3.01%, as compared to 2.67% for the three month period ended September 30, 2012, and 3.13% for the three month period ended December 31, 2011.

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HFBC Reports Fourth Quarter Results

January 31, 2013

Asset Quality

At December 31, 2012, the Company’s level of non-accrual loans totaled $7.6 million, as compared to $6.1 million at December 31, 2011. At December 31, 2012, non-accrual loans total 1.43% of total loans.

A summary of non-accrual loans at December 31, 2012, and December 31, 2011, is as follows:

	12/31/2012	12/31/2011
	(Dollars in Thousands)

One-to-four family first mortgages	2,243	2,074
Home equity lines of credit	66	134
Junior liens	4	101
Multi-family	38	—
Construction	—	—
Land	2,768	1,330
Non-residential real estate	1,134	2,231
Farmland	648	—
Consumer loans	145	9
Commercial loans	617	254

Total non-accrual loans	7,663	6,133

A summary of the level of classified loans at December 31, 2012, is as follows:

	Pass	Special Mention	Impaired Loans		Total	Specific Reserve for Impairment	Reserve for Performing Loans
December 31, 2012			Substandard	Doubful
	(Dollars in Thousands)
One-to-four family mortgages	156,961	779	4,595	—	162,335	754	1,736
Home equity line of credit	34,737	1,109	1,237	—	37,083	76	298
Junior liens	3,821	47	468	—	4,336	188	42
Multi-family	27,463	1,478	4,115	—	33,056	38	486
Construction	14,052	—	4,848	—	18,900	—-	256
Land	14,374	7,683	23,849	—	45,906	932	1,252
Non-residential real estate	107,947	669	14,021	—	122,637	1,240	1,681
Farmland	38,496	1,230	7,073	—	46,799	184	528
Consumer loans	13,330	—	556	—	13,886	121	217
Commercial loans	44,191	516	5,842	—	50,549	308	311

Total	455,372	13,511	66,604	—	535,487	3,841	6,807

At December 31, 2012, non-accrual loans plus other real estate owned totaled $9.2 million, or 0.95% of total assets, as compared to $8.4 million, or 0.81% of total assets, at December 31, 2011. The Company’s level of other real estate owned has declined from $2.3 million at December 31, 2011, to $1.5 million at December 31, 2012.

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

At December 31, 2012, the Company’s level of loans classified as substandard and doubtful were $66.6 million and none, respectively. At September 30, 2012, the Company’s level of loans classified as substandard and doubtful were $75.7 million and $116,000, respectively, as compared to $47.5 million and $1.7 million, respectively, at December 31, 2011. The Company’s specific reserve for impaired loans was $3.8 million at December 31, 2012, and $4.1 million at December 31, 2011.

At December 31, 2012, the Company’s level of performing Troubled Debt Restructurings (“TDRs”) was $11.1 million, as compared to $6.2 million at December 31, 2011. A summary of the activity in loans classified as performing TDRs for the twelve month period ended December 31, 2012, is as follows:

	Balance at 12/31/11	New TDR	Loss or Foreclosure	Removed Due to Performance	Removed from (Taken to) Non-accrual	Balance at 12/31/12
One-to-four family mortgages	1,111	146	—	705	(1,336)	1,888
Home equity line of credit	—	244	—	244	—	—
Junior Lien	757	—	—	561	—	196
Multi-family	—	239	—	5	—	234
Construction	—	4,272	160	—	—	4,112
Land	941	4,850	233	804	4,098	656
Non-residential real estate	3,366	—	453	2,913	(3,129)	3,129
Farmland	—	956	—	956	(909)	909
Consumer loans	32	75	5	97	—	5
Commercial loans	20	931	10	932	—	9

Total performing TDR	6,227	11,713	861	7,217	(1,276)	11,138

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

A summary of TDRs and non-performing TDRs at December 31, 2012, and December 31, 2011, is stated below:

	December 31, 2012	December 31, 2011
	(Dollars in Thousands)
One-to-four family mortgages	$1,888	2,521
Home equity line of credit	—	—
Junior lien	196	857
Multi-family	234	—
Construction	4,112	—
Land	3,424	941
Non-residential real estate	3,173	3,367
Farmland	909	—
Consumer loans	5	33
Commercial loans	128	125

Total TDR	$14,069	7,844

Less:
TDR in non-accrual status
One-to-four family mortgages	—	(1,410)
Home equity line of credit	—	—
Junior lien	—	(100)
Multi-family	—	—
Construction	—	—
Land	(2,768)	—
Non-residential real estate	(44)	(1)
Farmland	—	—
Consumer loans	—	(1)
Commercial loans	(119)	(105)

Total performing TDR	$11,138	$6,227

A summary of the activity in other real estate owned for the twelve month period ended December 31, 2012, is as follows:

	Balance 12/31/2011	Foreclosures	Sales	Reduction in Values	Gain (Loss) on Sales	Balance 12/31/2012
		(Dollars in Thousands)
One-to-four family mortgages	480	983	(954)	(92)	(29)	388
Multi-family	905	—	(875)	—	(30)	—
Construction	465	—	(451)	—	(14)	—
Land	248	1,229	(269)	(77)	(19)	1,112
Non-residential real estate	160	64	(178)	(20)	18	44
Consumer assets	9	9	(11)	—	(3)	4

Total	2,267	2,285	(2,738)	(189)	(77)	1,548

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

Net Interest Income

For the three month period ended December 31, 2012, the Company’s net interest income was $6.5 million, compared to $7.2 million for the three month period ended December 31, 2011, and $5.9 million for the three month period ended September 30, 2012. For the twelve month period ended December 31, 2012, the Company’s net interest income was $26.0 million, as compared to $27.8 million for the twelve month period ended December 31, 2011. For the twelve month period ended December 31, 2012, the Company’s net interest margin was 2.90%, as compared to 3.02% for the twelve month period ended December 31, 2011. For the twelve month period ended December 31, 2012, net interest income was reduced by $480,000 as a result of FHLB prepayment penalties. FHLB prepayment penalties reduced the Company’s net interest margin for the twelve month period ended December 31, 2012, by 0.05%.

The Company’s net interest margin improved significant for the three month period ended December 31, 2012, as compared to the three month period ended September 30, 2012. The improvement occurred largely as a result of the re-pricing of more than $96 million in time deposits. On a linked quarter basis, interest expense on deposits declined by $348,000 and interest expense on FHLB borrowings declined by $563,000.

The decline in the Company’s net interest income and net interest margin for the twelve month period ended December 31, 2012, as compared to the twelve month period ending December 31, 2011, is largely the result of declining average loan balances and high level of cash flow from our investment portfolio.

Non-interest Income

Non-interest income for the three month period ended December 31, 2012, was $2.2 million, as compared to $2.4 million for the three month periods ended December 31, 2011, and $2.9 million for the three month period ended September 30, 2012, respectively. Non-interest income for the twelve month periods ended December 31, 2012, and December 31, 2011, was $9.6 million and $10.2 million, respectively.

The decrease in non-interest income for the three and twelve month periods ended December 31, 2012, as compared to the three and twelve month periods ended December 31, 2011, was primarily the result of a lower level of gains on the sale of securities. The Company recognized net gains on the sale of securities of $53,000 and $1.7 million for the three month and twelve month periods ended December 31, 2012, as compared to $600,000 and $2.9 million for the three and twelve month period ended December 31, 2011. The Company recognized $944,000 in gains on the sale of securities during the three month period ended September 30, 2012.

For the three and twelve month periods ended December 31, 2012, the Company’s income from financial services increased by $90,000 and $177,000, respectively as compared to the same periods in 2011. For the three and twelve month periods ended December 31, 2012, income from fixed rate mortgage originations was $272,000 and $956,000, as compared to $295,000 and $720,000 for the three and twelve month periods ended December 31, 2011. For the three month period ended December 31, 2012, income on bank owned life insurance increased by $95,000 as compared to the three month period ended December 31, 2011, as a result of the death benefit received.

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

Non-interest Expense

Non-interest expenses were $6.9 million and $6.7 million for the three month periods ended December 31, 2012, and December 31, 2011, respectively, and $7.0 million for the three month period ended September 30, 2012. For the twelve month ended December 31, 2012, and December 31, 2011, non-interest expenses were $28.4 million and $28.7 million, respectively. On a linked quarter basis, non-interest expenses declined $39,000 due to lower levels of professional services expenses and deposit insurance expense. These reductions were largely offset by a $197,000 increase in other operating expense attributable to an alternative minimum tax adjustment at December 31, 2012.

The Company’s salaries and benefits expense, other operating expenses and professional services expenses have increased due to increased regulatory and compliance requirements. The reduction in losses on sale of other real estate owned is the result of lower balances in that asset class. The reduction in the Company’s deposit insurance and examination expense is largely the result of a reduced level of brokered and time deposits and the removal of informal regulatory actions.

Balance Sheet

Total assets were $967.7 million at December 31, 2012, a decrease of $73.1 million as compared to December 31, 2011. The decline in the size of the balance sheet is largely the result of an $82.9 million reduction in time deposit balances and $19.6 million decline in FHLB borrowings. The reduction in time deposits included an $8.2 million decline in brokered deposits. The Company funded the decline in the balance sheet largely by reducing the size of its investment portfolio by $27.4 million. For the twelve month period ended December 31, 2012, gross loans declined by approximately $32.0 million, to $535.6 million as compared to $567.6 million at December 31, 2011.

The Company recently repurchased all outstanding Preferred Stock and the associated Warrant sold under the Treasury’s Capital Purchase Plan in December 2008. In repurchasing all outstanding preferred shares, the Company will not have to pay $920,000 in preferred dividends and incur $111,120 of warrant accretion in 2013, equal to $0.14 per share, basic and diluted. As a result of the repurchase of preferred shares, the Company accelerated a final dividend payment $87,000 and warrant accretion of $111,120, reducing net income available to common shareholders by $0.03 per share, basic and diluted.

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiary, Fall & Fall Insurance of Fulton, Kentucky. The Bank’s operations include Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee offers long term fixed rate 1- 4 family mortgages loans in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	December 31, 2012	December 31, 2011
Assets
Cash and due from banks	$32,309	44,389
Interest-earning deposits	4,867	4,371

Cash and cash equivalents	37,176	48,760
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	356,345	383,782
Loans receivable, net of allowance for loan losses of $10,648 at December 31, 2012, and $11,262 at December 31, 2011	524,985	556,360
Accrued interest receivable	5,398	6,183
Real estate and other assets owned	1,548	2,267
Bank owned life insurance	9,323	9,135
Premises and equipment, net	22,557	23,431
Deferred tax assets	—	1,132
Intangible asset	292	519
Other assets	5,637	4,823

Total assets	$967,689	1,040,820

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$94,083	79,550
Interest-bearing accounts
NOW accounts	147,047	130,114
Savings and money market accounts	81,643	70,443
Other time deposits	437,092	519,988

Total deposits	759,865	800,095

Advances from Federal Home Loan Bank	43,741	63,319
Repurchase agreements	43,508	43,080
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	396	153
Dividends payable	180	176
Deferred tax liability	568	—
Accrued expenses and other liabilities	4,122	5,204

Total liabilities	862,690	922,337

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	December 31, 2012	December 31, 2011
Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; 18,400 shares issued and no shares outstanding at December 31, 2012; and 18,400 shares issued and outstanding with a liquidation preference of $18,400,000 at December 31, 2011.	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,905,728 issued and 7,502,812 outstanding at December 31, 2012, and 7,895,336 issued and 7,492,420 outstanding at December 31, 2011	79	79
Common stock warrant	556	556
Additional paid-in-capital	76,288	75,967
Retained earnings-substantially restricted	41,829	39,591
Treasury stock-preferred (at cost, 18,400 shares at December 31, 2012, and none at December 31, 2011)	(18,400)	—
Treasury stock-common (at cost, 402,916 shares at
December 31, 2012, and December 31, 2011)	(5,076)	(5,076)
Accumulated other comprehensive income, net of taxes	9,723	7,366

Total stockholders’ equity	104,999	118,483

Total liabilities and stockholders’ equity	$967,689	1,040,820

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,
	2012	2011	2012	2011
Interest and dividend income:
Loans receivable	7,211	8,239	29,828	33,493
Investment in securities, taxable	1,899	2,462	8,722	10,465
Nontaxable securities available for sale	571	530	2,266	2,263
Interest-earning deposits	4	6	24	19

Total interest and dividend income	9,685	11,237	40,840	46,240

Interest expense:
Deposits	2,292	3,028	10,571	14,207
Advances from Federal Home Loan Bank	454	611	2,609	2,557
Repurchase agreements	242	241	963	909
Subordinated debentures	181	191	734	742

Total interest expense	3,169	4,071	14,877	18,415

Net interest income	6,516	7,166	25,963	27,825

Provision for loan losses	500	476	2,275	5,921

Net interest income after provision for loan losses	6,016	6,690	23,688	21,904

Non-interest income:
Service charges	966	985	3,840	3,813
Merchant card income	222	197	842	768
Mortgage origination revenue	272	295	956	720
Gain on sale of securities	53	600	1,671	2,897
Other than temporarily impairment on available for sale securities	—	(141)	—	(155)
Income from bank owned life insurance	161	66	399	316
Financial services commission	293	203	1,071	894
Other operating income	219	224	860	940

Total non-interest income	2,186	2,429	9,639	10,193

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,
	2012	2011	2012	2011
Non-interest expenses:
Salaries and benefits	3,464	3,279	13,979	13,266
Occupancy expense	917	817	3,531	3,269
Data processing expense	631	589	2,494	2,645
State deposit tax	162	151	647	627
Intangible amortization expense	49	65	227	291
Professional services expense	285	386	1,605	1,372
Deposit insurance and examination expense	267	417	1,539	2,021
Advertising expense	405	304	1,357	1,235
Postage and communications expense	118	128	562	549
Supplies expense	75	105	355	399
Loss on disposal of equipment	—	—	13	145
(Gain) Loss on sale of real estate owned	(21)	61	266	1,703
Real estate owned expenses	33	60	123	276
Other operating expenses	547	319	1,743	895

Total non-interest expense	6,932	6,681	28,441	28,693

Income before income tax expense	1,270	2,438	4,886	3,404
Income tax expense	165	109	817	484

Net income	1,105	2,329	4,069	2,920

Less:
Dividend on preferred shares	318	232	1,007	920
Accretion dividend on preferred shares	139	28	222	111

Net income available to common shareholders	$648	$2,069	$2,840	$1,889

Net income available to common shareholders
Per share, basic	$0.09	$0.28	$0.38	$0.25

Per share, diluted	$0.09	$0.28	$0.38	$0.25

Dividend per share	$0.02	$0.02	$0.08	$0.20

Weighted average shares outstanding - basic	7,487,726	7,484,420	7,486,445	7,460,294

Weighted average shares outstanding - diluted	7,487,726	7,484,420	7,486,445	7,460,294

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended		Change from Prior Quarter
	12/31/2012	9/30/2012
Interest and dividend income:
Loans receivable	7,211	7,403	(192)
Investment in securities, taxable	1,899	2,014	(115)
Nontaxable securities available for sale	571	573	(2)
Interest-earning deposits	4	6	(2)

Total interest and dividend income	9,685	9,996	(311)

Interest expense:
Deposits	2,292	2,640	(348)
Advances from Federal Home Loan Bank	454	1,017	(563)
Repurchase agreements	242	236	6
Subordinated debentures	181	185	(4)

Total interest expense	3,169	4,078	(909)

Net interest income	6,516	5,918	598

Provision for loan losses	500	506	(6)

Net interest income after provision for loan losses	6,016	5,412	604

Non-interest income:
Service charges	966	963	3
Merchant card income	222	212	10
Mortgage orgination revenue	272	218	54
Gain on sale of securities	53	944	(891)
Income from bank owned life insurance	161	80	81
Financial services commission	293	280	13
Other operating income	219	200	19

Total non-interest income	2,186	2,897	(711)

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports Fourth Quarter Results

January 31, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	12/31/2012	9/30/2012
			Change from Prior Quarter
Non-interest expenses:
Salaries and benefits	$3,464	3,447	17
Occupancy expense	917	875	42
Data processing expense	631	610	21
State deposit tax	162	161	1
Intangible amortization expense	49	48	1
Professional services expense	285	435	(150)
Deposit insurance and examination expense	267	419	(152)
Advertising expense	405	324	81
Postage and communications expense	118	146	(28)
Supplies expense	75	64	11
Loss on disposal of equipment	—	5	(5)
Loss on sale of real estate owned	(21)	68	(89)
Real estate owned expenses	33	19	14
Other operating expenses	547	350	197

Total non-interest expense	6,932	6,971	(39)

Income before income tax expense	1,270	1,338	(68)
Income tax expense	165	263	(98)

Net income	1,105	1,075	30

Less:
Dividend on preferred shares	318	229	89
Accretion dividend on preferred shares	139	27	112

Net income available to common shareholders	$648	819	(171)

Net income available to common shareholders
Per share, basic	$0.09	$0.11	(0.02)

Per share, diluted	$0.09	$0.11	(0.02)

Dividend per share	$0.02	$0.02

Weighted average shares outstanding - basic	7,487,726	7,487,283

Weighted average shares outstanding - diluted	7,487,726	7,487,283

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the twelve month periods ended December 31, 2012, and December 31, 2011, by $1,076,000 and $1,065,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.80% for the twelve month period ended December 31, 2012, and 2.00% for the twelve month period ended December 31, 2011. The table adjusts tax-free loan income by $9,000 for the twelve month period ended December 31, 2012, and $34,000 for the twelve month period ended December 31, 2011, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 12/31/2012	Income & Expense 12/31/2012	Average Rates 12/31/2012	Average Balance 12/31/2011	Income & Expense 12/31/2011	Average Rates 12/31/2011
Loans	$542,292	$29,837	5.50%	$575,133	$33,527	5.83%
Investments AFS taxable	313,347	8,722	2.78%	308,022	10,465	3.40%
Investments AFS tax free	68,428	3,342	4.88%	66,104	3,328	5.03%
Federal funds	9,850	24	0.24%	9,075	19	0.21%

Total interest earning assets	933,917	41,925	4.49%	958,334	47,339	4.94%

Other assets	85,560			108,997

Total assets	$1,019,477			$1,067,331

Retail time deposits	$435,454	8,316	1.91%	$469,052	10,908	2.33%
Brokered deposits	51,193	946	1.85%	78,996	1,642	2.08%
Now accounts	145,173	1,180	0.81%	136,828	1,543	1.13%
MMDA and savings accounts	74,574	129	0.17%	68,347	114	0.17%
FHLB borrowings	56,990	2,609	4.58%	71,352	2,557	3.58%
Repurchase agreements	40,915	963	2.35%	39,894	909	2.28%
Subordinated debentures	10,310	734	7.12%	10,310	742	7.20%

Total interest bearing liabilities	814,609	14,877	1.83%	874,779	18,415	2.11%

Non-interest bearing deposits	84,304			72,961
Other non-interest bearing liabilities	6,559			4,562

Stockholders’ equity	114,005			115,029

Total liabilities and stockholders’ equity	$1,019,477			$1,067,331

Net change in interest earning assets and interest bearing liabilities		$27,048			$28,924

Interest rate spread			2.66%			2.83%

Net yield on interest earning assets		2.90%			3.02%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2013

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended December 31, 2012, and December 31, 2011, by $274,000 and $249,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.60% for the three month period ended December 31, 2012, and 2.00% for the three month period ended December 31, 2011. The table adjusts tax-free loan income by $1,000 for the three month period ended December 31, 2012 and $8,000 for the three month period ended December 31, 2011, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 12/31/2012	Income & Expense 12/31/2012	Average Rates 12/31/2012	Average Balance 12/31/2011	Income & Expense 12/31/2011	Average Rates 12/31/2011
Loans	$532,847	$7,212	5.41%	$560,987	$8,247	5.88%
Investments AFS taxable	285,565	1,899	2.66%	314,703	2,463	3.13%
Investments AFS tax free	70,554	845	4.79%	63,809	779	4.89%
Federal funds	14,003	4	0.11%	10,747	6	0.22%

Total interest earning assets	902,969	9,960	4.41%	950,246	11,495	4.84%

Other assets	79,807			97,842

Total assets	$982,776			$1,048,088

Retail time deposits	$408,353	1,777	1.74%	$463,586	2,421	2.09%
Brokered deposits	47,127	193	1.64%	63,738	300	1.88%
Now accounts	145,644	290	0.80%	133,464	287	0.86%
MMDA and savings accounts	76,335	32	0.17%	71,250	21	0.12%
FHLB borrowings	44,044	454	4.12%	67,747	610	3.60%
Repurchase agreements	40,758	242	2.37%	40,550	241	2.38%
Subordinated debentures	10,310	181	7.02%	10,310	191	7.41%

Total interest bearing liabilities	772,571	3,169	1.64%	850,645	4,071	1.91%

Non-interest bearing deposits	88,783			75,169
Other non-interest bearing liabilities	6,753			6,153

Stockholders’ equity	114,669			116,121

Total liabilities and stockholders’ equity	$982,776			$1,048,088

Net change in interest earning assets and interest bearing liabilities		$6,791			$7,424

Interest rate spread			2.77%			2.93%

Net yield on interest earning assets		3.01%			3.13%

This information is preliminary and based on company data available at the time of the presentation.

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